Exhibit 99.1

Treace Medical Concepts Reports

Third Quarter 2025 Financial Results

PONTE VEDRA, Fla. – November 6, 2025 – Treace Medical Concepts, Inc. ("Treace" or the "Company") (NasdaqGS: TMCI), a medical technology company driving a fundamental shift in the surgical treatment of bunions and related midfoot deformities, today reported financial results for the third quarter ended September 30, 2025.

Recent Highlights

•
Generated revenue of $50.2 million in third quarter 2025 representing growth of 11% over the same period in 2024.
•
Reported third quarter 2025 net loss of $(16.3) million and improved adjusted EBITDA by 49% to $(2.6) million in the third quarter 2025 compared to $(5.1) million in the same period in 2024.
•
Presented clinical data at the American Orthopaedic Foot & Ankle Society Annual Meeting highlighting results from the Align3D™ Lapiplasty® and MTA3D Adductoplasty® clinical studies demonstrating positive patient outcomes.
•
Expanded bunion technology portfolio in the third quarter with full market release of the Nanoplasty® and Percuplasty™ 3D MIS Osteotomy Systems, and the SpeedMTP® MTP Fusion System.
•
Broadened global patent portfolio now totals 122 granted patents in addition to 194 pending patent applications.

John T. Treace, CEO, Founder and Chairman of Treace, said, “Our revenue growth in the third quarter reflects greater market penetration with our expanded portfolio of solutions, along with higher than planned sales to a limited number of stocking distributors that we do not expect to recur at the same level. At the same time, Lapiplasty volumes have been impacted as surgeons and patient preferences shift towards minimally invasive solutions, and we are seeing broader macroeconomic conditions and softer consumer sentiment resulting in a greater number of deferrals of elective bunion procedures. These headwinds have continued early into the fourth quarter, and as a result, we are revising our outlook for the full year. Looking ahead, while we have lowered our growth expectations for 2025, we remain the leader in the bunion market, and we believe we are in a stronger position to drive market share gains with our new products, innovation pipeline and ability to leverage investments in our commercial organization. Our team is focused on increasing our topline growth, improving profitability and delivering value to our shareholders.”

Third Quarter 2025 Financial Results

Revenue for the third quarter of 2025 was $50.2 million, representing an increase of 11% compared to $45.1 million in the third quarter of 2024.

Gross profit for the third quarter of 2025 was $39.7 million compared to $36.1 million in the third quarter of 2024. Gross margin was 79.1% in the third quarter of 2025, compared to 80.1% in the third quarter of 2024.

Total operating expenses were $55.4 million in the third quarter of 2025, an increase of 8% compared to total operating expenses of $51.3 million in the third quarter of 2024.

Third quarter 2025 net loss was $(16.3) million, or $(0.26) per share, compared to $(15.4) million, or $(0.25) per share, for the same period in 2024. Adjusted EBITDA loss was $(2.6) million in the third quarter of 2025, a reduction of 49% compared to $(5.1) million for the same period in 2024.

Page | 1

Treace had $80.6 million of total liquidity as of September 30, 2025, comprised of $57.4 million of cash, cash equivalents and marketable securities and $23.2 million of availability under the revolving loan facility. Compared to the prior year, cash usage decreased in the third quarter and the nine months ended September 30, 2025, by 17% and 58%, respectively.

2025 Financial Outlook

The Company is revising full-year 2025 revenue guidance to $211 million to $213 million representing growth of 1% to 2% compared to full-year 2024. This compares to previous guidance of $224 million to $230 million.

The Company now expects a loss in Adjusted EBITDA in the range of $6.5 million to $7.5 million for full year 2025 compared to previous guidance of breakeven Adjusted EBITDA for the full-year 2025. This reflects a 32% to 41% improvement over the prior year.*

The Company now expects a reduction in cash used of 43% to 47% for full-year 2025 as compared to the full-year 2024, compared to a previous expectation of 50%.

The Company’s reduction in full-year 2025 guidance is primarily a result of expected lower sales from its flagship Lapiplasty System, largely due to evolving surgeon preferences for minimally invasive osteotomy procedures, competition, lower patient demand for elective bunion surgery due to macroeconomic conditions and the other headwinds described above

Webcast and Conference Call Details

Treace will host a conference call today, November 6, 2025, at 4:30 p.m. ET to discuss its third quarter 2025 financial results. Investors interested in listening to the conference call may do so by registering. Once registered, participants will receive dial-in numbers and a unique pin to join the call and ask questions. The live webcast of the conference call will be available on the Investor Relations section of the Company’s website at investors.treace.com. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents Adjusted EBITDA, which the Company defines as net loss before depreciation and amortization expense, interest income, interest expense, taxes, share-based compensation expense, acquisition-related costs, restructuring costs, customer credit loss, litigation costs, and debt extinguishment loss. Non-GAAP financial measures such as Adjusted EBITDA are presented in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management uses non-GAAP financial measures to evaluate the Company’s operating performance and trends, as well as for making planning decisions. The Company believes that Adjusted EBITDA helps to identify underlying trends in the Company’s business that may otherwise be masked by the effect of the income and expenses and other items that it excludes in its calculation of Adjusted EBITDA. Accordingly, the Company believes this non-GAAP financial measure provides useful information to investors and others in understanding and evaluating the Company’s operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by the Company’s management in their financial and operational decision-making. The Company also presents this non-GAAP financial measure because it believes investors, analysts and rating agencies consider it to be a useful metric in measuring the Company’s performance against other companies and its ability to meet its debt service obligations.

There are limitations related to the use of non-GAAP financial measures such as Adjusted EBITDA because they are not prepared in accordance with GAAP, may exclude significant income and expenses required by GAAP to be recognized in the Company’s financial statements, and may not be comparable to non-GAAP financial measures used by other companies. The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation

Page | 2

between these presentations, to more fully understand its business. A reconciliation between GAAP and non-GAAP results is presented below.

*A reconciliation of Adjusted EBITDA to GAAP net loss on a forward-looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from this non-GAAP measure.

Forward-Looking Statements

This press release and statements made during the Company’s earnings call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, the Company’s: 2025 full-year guidance; anticipated liquidity; 2025 Adjusted EBITDA guidance; expected 2025 cash usage decrease; expected increase in product adoptions; continued execution of strategic initiatives; anticipated market position, growth rates and profitability improvement; ability to effectively respond to and mitigate the impact of challenges in the current market environment, including in response to increased competition, evolving surgeon and patient preferences for minimally invasive bunion solutions, changes in tariff and trade policies, protracted government shutdowns, economic uncertainty or soft consumer sentiment; anticipated future product launches and the timing of such product launches; ability to increase procedure volumes, expand surgeon customer base and utilization rate, and increase procedure penetration and market share; sufficiency of its balance sheet to continue executing strategic and growth initiatives for the foreseeable future; anticipated expansion of clinical evidence; ability to protect and enforce its intellectual property rights, including through its recently filed patent infringement and unfair competition suits; success in defending against securities class actions and infringement of its intellectual property by third parties, including its competitors; expected seasonality; ability to leverage investments in its commercial organization and control costs in its organizational structure, the amount and timing of orders for our products from stocking distributors and other customers; and anticipated pace of growth in the foot and ankle market. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release can be found in the Risk Factors section of Treace’s public filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 27, 2025. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the Company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise. The Company’s results for the quarter ended September 30, 2025, are not necessarily indicative of its operating results for any future periods.

Internet Posting of Information

Treace routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.treace.com. The Company encourages investors and potential investors to consult the Treace website regularly for important information about Treace.

About Treace Medical Concepts

Treace Medical Concepts, Inc. is a medical technology company with the goal of advancing the standard of care for the surgical management of bunion and related midfoot deformities. Bunions are complex 3-dimensional deformities that originate from an unstable joint in the middle of the foot and affect approximately 67 million Americans, of which Treace estimates 1.1 million are annual surgical candidates. Treace has pioneered and patented the Lapiplasty®3D Bunion Correction® System – a combination of instruments, implants, and surgical methods designed to surgically correct all three planes of the bunion

Page | 3

deformity and secure the unstable joint, addressing the root cause of the bunion and helping patients get back to their active lifestyles. To further support the needs of surgeons and bunion patients, Treace offers its Adductoplasty® Midfoot Correction System, designed for reproducible surgical correction of midfoot deformities, two systems for minimally invasive osteotomy procedures, namely the Nanoplasty® 3D Minimally Invasive Bunion Correction System and the Percuplasty™ Percutaneous 3D Bunion Correction System, and the SpeedMTP® MTP Fusion System. Treace continues to expand its footprint in the marketplace by extending its SpeedPlate® rapid compression implant platform to new applications, as well as providing surgeons with advanced digital solutions with its IntelliGuide™ patient specific, pre-op planning and cut guide technology. For more information, please visit www.treace.com.

To learn more about Treace, connect with us on LinkedIn, X, Facebook and Instagram.

Contacts:

Treace Medical Concepts

Mark L. Hair

Chief Financial Officer

mhair@treace.net

(904) 373-5940

Investors:

Gilmartin Group

Philip Trip Taylor

IR@treace.net

Page | 4

Treace Medical Concepts, Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$50,214	$45,086	$150,171	$140,649
Cost of goods sold	10,508	8,954	30,820	27,862
Gross profit	39,706	36,132	119,351	112,787
Operating expenses
Sales and marketing	34,421	32,775	103,627	110,784
Research and development	4,680	4,963	15,740	15,379
General and administrative	16,281	13,528	48,216	42,108
Total operating expenses	55,382	51,266	167,583	168,271
Loss from operations	(15,676)	(15,134)	(48,232)	(55,484)
Interest income	634	1,067	2,250	3,978
Interest expense	(1,338)	(1,313)	(3,970)	(3,942)
Other income, net	92	20	344	206
Other non-operating income (expense), net	(612)	(226)	(1,376)	242
Net loss	$(16,288)	$(15,360)	$(49,608)	$(55,242)

Other comprehensive income (loss)
Unrealized gain (loss) on marketable securities	$33	$217	$(14)	$28
Comprehensive loss	$(16,255)	$(15,143)	$(49,622)	$(55,214)

Net loss per share, basic and diluted	$(0.26)	$(0.25)	$(0.79)	$(0.89)
Weighted-average shares used in computing net loss per share, basic and diluted	63,515,372	62,229,463	63,069,810	62,035,293

Page | 5

Treace Medical Concepts, Inc.

Balance Sheets

(in thousands, except share and per share amounts)

(unaudited)

	September 30,	December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$7,686	$11,350
Marketable securities, short-term	49,730	64,327
Accounts receivable, net of allowance for credit losses of $1,505 and $1,326 as of September 30, 2025 and December 31, 2024, respectively	32,959	40,803
Inventories	41,424	39,255
Prepaid expenses and other current assets	6,198	5,667
Total current assets	137,997	161,402
Property and equipment, net	29,970	25,953
Intangible assets, net of accumulated amortization of $2,138 and $1,425 as of September 30, 2025 and December 31, 2024, respectively	7,362	8,075
Goodwill	12,815	12,815
Operating lease right-of-use assets	7,833	8,442
Other non-current assets	614	407
Total assets	$196,591	$217,094
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$16,103	$10,522
Accrued liabilities	7,315	7,197
Accrued commissions	6,215	10,121
Accrued compensation	7,172	6,575
Other liabilities	4,103	510
Total current liabilities	40,908	34,925
Long-term debt, net	53,529	53,306
Operating lease liabilities, net of current portion	12,930	15,934
Other long-term liabilities	37	37
Total liabilities	107,404	104,202
Commitments and contingencies (Note 7)
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 0 shares issued as of September 30, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value, 300,000,000 shares authorized; 63,846,382 and 62,385,101 shares issued as of September 30, 2025 and December 31, 2024, respectively	64	62
Additional paid-in capital	329,746	303,004
Accumulated deficit	(239,598)	(189,990)
Accumulated other comprehensive (loss) income	83	97
Treasury stock, at cost; 141,572 and 23,391 shares as of September 30, 2025 and December 31, 2024, respectively	(1,108)	(281)
Total stockholders’ equity	89,187	112,892
Total liabilities and stockholders’ equity	$196,591	$217,094

Page | 6

Treace Medical Concepts, Inc.

Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net loss	$(49,608)	$(55,242)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization expense	7,815	6,182
Provision for allowance for credit losses	512	2,381
Share-based compensation expense	26,268	22,048
Non-cash lease expense	1,689	607
Amortization of debt issuance costs	223	223
Amortization (accretion) of premium (discount) on marketable securities, net	(119)	(918)
Other, net	750	180
Net changes in operating assets and liabilities, net of acquisitions
Accounts receivable	7,428	11,505
Inventory	(2,169)	(14,366)
Prepaid expenses and other assets	(531)	838
Other non-current assets	(303)	(312)
Operating lease liabilities	(2,382)	(147)
Accounts payable	5,581	6,814
Accrued liabilities	(3,191)	(12,753)
Other, net	93	—
Net cash provided by (used in) operating activities	(7,944)	(32,960)

Cash flows from investing activities
Purchases of available-for-sale marketable securities	(34,889)	(52,890)
Sales and maturities of available-for-sale marketable securities	49,593	93,363
Purchases of property and equipment	(11,119)	(8,519)
Net cash provided by (used in) investing activities	3,585	31,954

Cash flows from financing activities
Proceeds from insurance premium financing	1,553	—
Payments on insurance premium financing	(507)	—
Proceeds from exercise of employee stock options	476	371
Taxes from withheld shares	(827)	(237)
Net cash provided by (used in) financing activities	695	134
Net increase (decrease) in cash and cash equivalents	(3,664)	(872)
Cash and cash equivalents at beginning of period	11,350	12,982
Cash and cash equivalents at end of period	$7,686	$12,110

Supplemental disclosure of cash flow information
Cash paid for interest	$3,754	$3,732
Operating lease right-of-use asset and lease liability adjustment due to lease incentive	$—	$88
Noncash investing activities
Unrealized (gains) losses, net on marketable securities	$14	$(28)
Noncash financing activities
Legal cost financing	$752	$—

Page | 7

Treace Medical Concepts, Inc.

Reconciliation of GAAP Net Loss to EBITDA & Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(16,288)	$(15,360)	$(49,608)	$(55,242)
Adjustments:
Interest income	(634)	(1,067)	(2,250)	(3,978)
Interest expense	1,338	1,313	3,970	3,942
Taxes	—	—	—	—
Depreciation & Amortization	2,778	2,157	7,815	6,182
EBITDA	$(12,806)	$(12,957)	$(40,073)	$(49,096)
Share-based compensation expense	7,998	7,900	26,268	22,048
Acquisition-related costs	—	—	—	1,873
Restructuring costs[1]	1,177	—	1,177	964
Customer credit loss[2]	—	—	—	2,147
Litigation costs[3]	1,038	—	2,548	—
Adjusted EBITDA	$(2,593)	$(5,057)	$(10,080)	$(22,064)

1 Restructuring charges primarily relate to severance payments and other post-employment benefits from a restructuring in the second quarter of 2024 and the third quarter 2025.

2 Customer credit loss consists of the write-off of accounts receivable due from a customer that filed for bankruptcy during the second quarter of 2024.

3 Litigation costs relate to patent infringement lawsuits.

Page | 8